As filed with the Securities and Exchange Commission on July 16, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FEDNAT HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Florida	65-0248866
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Michael H. Braun

Chief Executive Officer and President

FedNat Holding Company

14050 N.W. 14th Street, Suite 180

Sunrise, FL 33323

(800) 293-2532

Copies to:

Nina S. Gordon, Esq.

Nelson Mullins Riley & Scarborough LLP

2 South Biscayne Boulevard, Suite 2100

Miami, Florida 33131

Telephone: (305) 373-9400

(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices and agent for service)

From time to time after this Registration Statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “larger accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, par value $0.01 per share	3,500,000	$3.28	$11,480,000	$1,252.47
Total	3,500,000	$3.28	$11,480,000	$1,252.47

(1)

Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”). Estimated solely for purpose of calculating the registration fee based on the average of the high and low sales prices of the common stock as reported on the NASDAQ Global Market on July 15, 2021. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 16, 2021

PROSPECTUS

Up to 3,500,000 Shares of Common Stock

FEDNAT HOLDING COMPANY

This prospectus relates to up to 3,500,000 shares of our common stock that may be offered for sale from time to time by the persons named in this prospectus identified under the heading “Selling Shareholders” on page 5 of this prospectus and any other selling shareholder that may be identified in any applicable prospectus supplement in connection with resales. We will not receive any proceeds from the resale of any of the shares of common stock being registered hereby.

Investing in our securities involves risks, which we describe in our Annual Report on Form 10-K and in other documents that we subsequently file with the Securities and Exchange Commission, as described in “Risk Factors” on page 1 of this prospectus.

Shares of our common stock are traded on the NASDAQ Global Market under the symbol “FNHC.” The closing sale price of our common stock as reported on the NASDAQ Global Market on July 15, 2021 was $2.76 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2021

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Shareholders may not make an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.

In this prospectus, we frequently use the terms “we,” “our,” “us,” “FedNat” or the “Company” to refer to FedNat Holding Company and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “forecast,” “guidance,” “indicate,” “intend,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “will,” “would,” “will be,” “will continue” or the negative thereof or other variations thereon or comparable terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Management cautions that the forward-looking statements contained in this prospectus and the information incorporated by reference are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K, and discussed from time to time in our other reports filed with the Securities and Exchange Commission, or the SEC. Some of the factors that could cause actual results to differ from our expectations are:

•	uncertainties related to estimates, assumptions and projections relating to unpaid losses and loss adjustment expenses and other accounting policies;

•	the costs of reinsurance, along with the terms and conditions thereof, assessments charged by various governmental agencies;

•	pricing competition and other initiatives by competitors;

•	the risk of non-collectability of reinsurance;

•

trends in claims and coverage issues (including, but not limited to, the frequency and severity of claims that we might experience now and in the future that differ from the historical trends we may use in pricing and underwriting decisions);

•	the impact of new regulations adopted in Florida and in other states in which we do business that affect the property and casualty insurance market;

•	our ability to obtain regulatory approval for requested rate changes and the timing thereof;

•	climate change;

•	the statutorily approved assessments that support property and casualty insurance pools and associations, which will cause our revenues and operating performance to fluctuate;

•	weather conditions and natural disasters (including, but not limited to, the severity and frequency of storms, hurricanes, tornados and hail);

•	inflation and other changes in economic conditions, including changes in financial markets;

•	legislative and regulatory developments;

•	security breaches and other system disruptions;

•	the implications of having debt outstanding, including the potential failure to comply with the covenants in our note indentures, which failure could arise as a result of events beyond our control;

•	dependence on investment income and the composition of our investment portfolio;

•	the adequacy of our liability for loss, loss reserves and loss adjustment expense;

•	our relationship with insurance agents, and our ability to recruit and retain them;

•	claims experience and catastrophe losses;

•	ratings by industry services;

•	reliance on key personnel;

•	acts of war and terrorist activities, among other man-made disasters;

•	court decisions and trends in litigation and health care; and

•	other factors set forth in this prospectus, any related prospectus supplement, or in our other filings with the SEC.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included or incorporated by reference into this prospectus and in the information incorporated by reference are made only as of the date hereof. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.

In making your decision, you should only rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. You must rely on your own examination of our Company.

This prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. We will make conformed copies of the actual documents available to you upon request.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You can obtain such reports, proxy statements and other information that we file electronically with the SEC on the SEC’s website at http://www.sec.gov. We also make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13 of the Exchange Act available free of charge on our website at www.fednat.com, as soon as reasonably practicable after they are electronically filed with the SEC. The information on our website is not part of this prospectus, except to the extent filed with the SEC and specifically incorporated herein by reference. You may request a copy of these filings without charge by writing or telephoning our Corporate Secretary at the following address or phone number:

FedNat Holding Company

14050 N.W. 14th Street, Suite 180

Sunrise, FL 33323

Tel: (800) 293-2532

We have filed with the SEC a registration statement under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented in the registration statement and its exhibits. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents that we consider material. If you want a complete description of the content of the documents, you should obtain copies of the full documents by following the procedures described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference the documents listed below that we have filed with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 29, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 6, 2021;

•	our definitive proxy statement on Schedule 14A for our annual meeting of shareholders scheduled for May 27, 2021, filed on April 29, 2021;

•	our Current Reports on Form 8-K filed on April 21, 2021, April 26, 2021, May 12, 2021, June 3, 2021 and June 24, 2021; and

•

the description of our common stock contained in the Registration Statement on Form 8-A filed on October 28, 1998, including any amendments or reports filed for the purposes of updating such description.

In addition, all other reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) on or after the date of filing the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and (b) on or after the date of this prospectus until the earlier of the date on which all of the shares of common stock registered hereunder have been sold by the Selling Shareholders or the date the registration statement has been withdrawn shall be deemed to be incorporated by reference into this prospectus.

Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus as if that information were included in this prospectus. That information will become part of this prospectus from the date the information is filed with the SEC.

We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report.

FEDNAT HOLDING COMPANY

Overview

We are a regional insurance holding company that controls substantially all aspects of the insurance underwriting, distribution and claims processes through our subsidiaries and contractual relationships with independent agents and general agents.

We, through our wholly owned subsidiaries, are authorized to underwrite, and/or place homeowners multi-peril, federal flood and other lines of insurance in Florida and other states. We market, distribute and service our own and third-party insurers’ products and other services through a network of independent and general agents.

FedNat Insurance Company, our largest wholly owned insurance subsidiary, is licensed as an admitted carrier to write homeowners property and casualty insurance by the state insurance departments in Florida, Louisiana, Texas, South Carolina, Alabama, Georgia and Mississippi.

Maison Insurance Company, an insurance subsidiary that we acquired on December 2, 2019, is licensed as an admitted carrier to write homeowners property and casualty insurance as well as wind/hail only exposures by the state insurance departments in Louisiana, Texas and Florida.

Monarch National Insurance Company, an insurance subsidiary, is licensed to write homeowners property and casualty insurance in Florida.

Through our wholly owned subsidiary, FedNat Underwriters, Inc., we serve as managing general agent for FedNat Insurance Company, Maison Insurance Company and Monarch National Insurance Company.

Corporate Information

We were incorporated in Florida in 1991, and changed our name from 21st Century Holding Company to Federated National Holding Company in 2012 and to FedNat Holding Company in 2018. Our principal executive offices are located at 14050 N.W. 14th Street, Suite 180, Sunrise, Florida 33323, and our telephone number is (800) 293-2532. Our website is www.fednat.com. The information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

For further information regarding us and our financial information, you should refer to our filings with the SEC. See “Incorporation of Certain Documents by Reference.”

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference herein, before making an investment decision to purchase our shares. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The risks described in the documents referred to above are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, and results of operations. If any of these risks actually occurs, our business, financial condition and results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

All shares of common stock sold pursuant to this prospectus will be offered and sold by the Selling Shareholders. We will not receive any of the proceeds from such sales.

DIVIDEND POLICY

Holders of our voting common stock are entitled to cash dividends when, as and if declared by our board of directors out of funds legally available therefor. The Company has not paid dividends since December 1, 2020.

Payment of dividends in the future will depend on our earnings and financial position, compliance with our debt covenants, and such other factors as our board of directors deems relevant. As of the date of this prospectus, we are prohibited by the terms of the indentures for our senior notes and convertible notes from paying dividends on our common stock. In addition, our ability to pay dividends may be restricted by, among other things, regulatory limits on the amount of dividends that FNIC, Monarch and Maison are permitted to pay to us, as their parent company, under applicable insurance laws and regulations. Therefore, we can give no assurance that future cash dividends will be paid to holders of our common stock.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our capital stock does not constitute a complete description of all of the terms of our capital stock and should be read in conjunction with our articles of incorporation and bylaws which have been filed by us with the SEC.

Capital Stock

Our authorized capital stock currently consists of:

•	50,000,000 shares of common stock, $0.01 par value, and

•	1,000,000 shares of preferred stock, $0.01 par value.

The following summary describes the material terms of our common stock and our preferred stock. The description of our capital stock is qualified by reference to our articles of incorporation and bylaws.

Common Stock

Our common stock is listed for trading on the NASDAQ Global Market under the symbol “FNHC” and, accordingly, is registered under Section 12(b) of the Exchange Act. As of July 12, 2021, we had outstanding 17,442,845 shares of our common stock held by approximately 142 shareholders of record. In addition, we currently have reserved for issuance under our equity incentive compensation plans (including shares issuable upon the exercise of outstanding options) a total of 388,797 shares of our common stock.

Dividends. Subject to the rights of the holders of our preferred stock, holders of shares of our common stock are entitled to receive dividends that may be declared by our board of directors out of legally available funds. The ability of our board of directors to declare and pay dividends is limited by our outstanding indentures.

Voting Rights. Except as otherwise required by law or as may be provided in the resolutions of our board of directors authorizing the issuance of any class or series of preferred stock, the holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our shareholders and do not have cumulative voting rights.

Liquidation Rights. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, and after the holders of our preferred stock have been paid in full the amounts to which they are entitled, if any, the holders of our common stock are entitled to share ratably in all assets available for distribution after payment in full to our creditors and holders of our preferred stock, if any.

Other Provisions. The holders of our common stock are not entitled to preemptive or similar rights. The outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that our board of directors may designate and we may issue in the future.

Preferred Stock

We are currently authorized to issue up to 1,000,000 shares of preferred stock, none of which are issued and outstanding. Our board of directors, in its sole discretion, may designate and issue one or more classes or series of preferred stock from our authorized and unissued shares of preferred stock, which generally will have rights and preferences senior to our common stock. Subject to limitations imposed by law or our articles of incorporation, our board of directors is empowered to determine:

•	the voting rights, whether special or conditional, full or limited, of each class or series of preferred stock,

•	the designation of and the number of shares comprising the class or series of preferred stock,

•	the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series,

•	the redemption prices and terms applicable, if any, to any class or series of preferred stock,

•	whether or not the shares of a class or series will be subject to a retirement or sinking fund and the terms applicable thereto,

•	the dividend rights and dividend rate, if any, for any class or series of preferred stock,

•	the amounts payable on the series upon our liquidation, dissolution or winding-up,

•	the terms and conditions of any conversion rights for the class or series of preferred stock, if any, and

•	the terms and conditions of any other special rights and protective provisions that our board of directors deems advisable.

Our ability to pay dividends is limited by outstanding indentures. As of the date of this prospectus, we have $21.0 million outstanding of Convertible Senior Unsecured Notes due 2026 issued pursuant to an indenture dated as of April 19, 2021, and $100.0 million outstanding of Senior Unsecured Notes due 2029 pursuant to an indenture dated as of March 5, 2019 indenture, as supplemented on March 5, 2020 and April 19, 2021. The indentures for these notes have certain covenants and restrictions that will restrict our ability to pay dividends on any preferred stock that we may issue.

Florida Statutory Anti-Takeover Provisions

General. The Florida Business Corporation Act, as amended, or the FBCA, contains provisions that apply to us and that are designed to enhance the ability of our board of directors to respond to and potentially defer attempts to acquire control of the Company. These provisions may discourage altogether takeover attempts which have not been approved by our board of directors. This could include takeover attempts that our non-affiliate shareholders deem to be in their best interest and which may represent a current premium for their shares in relation to prevailing market prices of our common stock on the NASDAQ Global Market. These provisions may also adversely affect the price that a potential purchaser would be willing to pay for our common stock and, therefore, deprive you of the opportunity to obtain a takeover premium for your shares. These provisions could make the removal of our incumbent directors and management more difficult. These provisions may enable a minority of our directors and the holders of a minority of our outstanding voting stock or the holders of an existing control block to prevent, delay, discourage or make more difficult a merger, tender offer or proxy contest, even though the transaction may be favorable to the interests of a majority of our non-affiliate shareholders. These provisions could also potentially adversely affect the market price of our common stock.

The following summarizes the anti-takeover provisions contained in the FBCA.

Authorized but Unissued Stock. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of stock may enable our board of directors to issue shares of stock to persons friendly to existing management. This may have the effect of discouraging attempts to obtain control of the Company. The perception in the market of a large number of authorized but unissued shares of our common and preferred stock could have a negative impact on the price of our common stock.

Evaluation of Impact of Acquisition Proposals on Non-Shareholder Constituencies. The FBCA expressly permits our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider in addition to shareholder interests all relevant factors, including, without limitation, the social, legal, and economic effects on our employees, customers and suppliers and our subsidiaries, on the communities and geographical areas in which they operate. Our board may also consider the amount of consideration being offered in relation to the then current market price for outstanding shares of capital stock and our then current value in a freely negotiated transaction. Our board of directors believes that these provisions are in our long-term best interests and those of our shareholders.

Control Share Acquisitions. We are subject to the Florida control share acquisitions statute. This statute is designed to afford shareholders of public corporations in Florida protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within specified putative voting ranges will not possess voting rights in the election of our directors unless the voting rights associated with the shares are approved by a majority vote of our disinterested shareholders. The control share statute does not directly prevent the acquiring person’s acquisition of shares. Instead, the statute deters or delays takeovers by denying voting rights to “control shares.” Control shares are shares owned by the acquiring person that (but for the operation of the statute) would raise the acquiring person’s voting power to or above certain threshold levels (20%, 33.3%, or 50.1%). Voting rights may be restored only if the acquiring person files an acquiring person statement and requests a shareholder meeting to vote on whether the acquiring person’s shares should be accorded voting rights. Voting rights are restored only to the extent approved by the disinterested shareholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any of our officers or employees who is also a director. The practical effect of the control share statute is to prevent bidders from assuming immediate control of the tendered shares, thereby allowing management time to mobilize its defenses.

These provisions do not apply to shares acquired under, among other things, an agreement or plan of merger or share exchange approved by our board of directors and carried out in compliance with the relevant provisions of Florida law and to which we are a party, or an acquisition of shares otherwise approved by our board of directors.

Affiliated Transactions with Interested Shareholders. We are subject to the Florida affiliated transactions statute, which generally requires the approval of the holders of 66-2/3% of our outstanding voting shares, other than the shares owned by an “interested shareholder”—generally, any person who is the beneficial owner of more than 10% of the outstanding voting stock of the Company—to effectuate an affiliated transaction. An “affiliated transaction” is a transaction that involves the Company and an interested shareholder or an affiliate of an interested shareholder, including, among others, a merger, a sale of assets, a sale of shares, a liquidation, or a reclassification of securities and loans. The special voting requirement does not apply in certain specified circumstances. These provisions could prohibit or delay the announcement or consummation of mergers or other takeover or change-in-control attempts of the Company. Accordingly, these provisions may discourage attempts to acquire the Company.

Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws currently contain certain provisions that may make it more difficult and time-consuming for shareholders or third parties to influence our management, policies or affairs, and may discourage, delay or prevent a transaction involving a change-in-control of the Company offering a premium over the current market price of our common stock. These provisions include those that:

•	prohibit cumulative voting in the election of our directors,

•	establish a classified board of directors with staggered three-year terms,

•

provide that the written request of holders of record who hold, in the aggregate, a net long position, as defined in our Bylaws, in shares representing at least 25% of the outstanding shares of the Company is required to call special meetings of our shareholders,

•	provide for 50,000,000 shares of authorized common stock,

•	provide for 1,000,000 shares of authorized preferred stock,

•	eliminate the ability of shareholders to take action by written consent in lieu of a shareholder meeting,

•	establish advance notice and disclosure procedures for shareholders to bring matters before a meeting of our shareholders,

•

provide that directors may only be removed from office prior to the expiration of his or her term for cause and upon the affirmative vote of at least two-thirds of the outstanding capital stock entitled to vote for the election of directors,

•	establish advance notice and disclosure requirements for shareholder nomination of directors, and

•	establish majority voting requirements to amend the antitakeover provisions included in the articles of incorporation and bylaws.

These provisions could also discourage proxy contests and make it more difficult for our shareholders to elect directors and cause us to take extraordinary corporate actions. In addition, the existence of these provisions, together with Florida law, might hinder or delay an attempted takeover other than through negotiations with our board. As a result, we may be less likely to receive unsolicited offers to acquire us that some of our shareholders might consider beneficial.

Indemnification Provisions

Florida law authorizes a company to indemnify its directors and officers in certain instances against certain liabilities they may incur by virtue of their relationship with the Company. Further, a Florida corporation is authorized to provide further indemnification or advancement of expenses to any of its directors, officers, employees, or agents, except for acts or omissions which constitute:

•	a violation of the criminal law unless the individual had reasonable cause to believe it was lawful,

•	a transaction in which the individual derived an improper personal benefit,

•

in the case of a director, a circumstance under which certain liability provisions of the FBCA are applicable related to payment of dividends or other distributions or repurchases of shares in violation of the FBCA, or

•	willful misconduct or a conscious disregard for the best interest of the Company in a proceeding by the Company, or a Company shareholder.

A Florida corporation also is authorized to purchase and maintain liability insurance for its directors, officers, employees and agent, which we have done.

Our articles of incorporation provide that our directors will not be personally liable for monetary damages to us to the fullest extent permitted by Florida law. Our articles of incorporation further provide that we may insure, will indemnify and will advance expenses on behalf of our officers and directors to the fullest extent not prohibited by law.

Our bylaws provide that we will indemnify, or advance expenses to, to the fullest extent authorized by the FBCA, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that he or she (a) is or was a director of the Company, (b) is or was serving at the request of the Company as a director of another corporation, (c) is or was an officer of the Company, provided that he or she is or was at the time a director of the Company, or (d) is or was serving at the request of the Company as an officer of another corporation, provided that he or she is or was at the time a director of the Company or a director of such other corporation, serving at the request of the Company.

We are also a party to indemnification agreements with each of our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for our common stock.

SELLING SHAREHOLDERS

This prospectus covers the offering of up to 3,500,000 shares of our common stock by the Selling Shareholders. The Selling Shareholders have acquired, or will acquire shares of common stock from us from time to time upon conversion of Convertible Senior Unsecured Notes due 2026 issued on April 20, 2021 (the “Convertible Notes”) pursuant to an Indenture dated as of April 19, 2021 (the “2021 Indenture”) between the Company and BNYM, as Trustee, Paying Agent, Registrar and Conversion Agent (see “—Transactions with the Selling Shareholders” below for further information). These shares are being registered pursuant to the Registration Rights Agreements (the “Registration Rights Agreements”) we entered into with each of the Selling Shareholders at the closing of the Convertible Notes.

The Selling Shareholders or their transferees, donees, pledgees, assignees or other successors-in-interest may from time to time offer, sell or otherwise dispose of the shares of common stock pursuant to this prospectus, as such prospectus may be supplemented from time to time.

The shares of common stock issued to the Selling Shareholders are “restricted” shares under applicable federal and state securities laws. The registration of such shares of common stock does not necessarily mean, however, that any of these shares will be offered or sold by the Selling Shareholders. The Selling Shareholders may from time to time offer and sell all or a portion of their shares in the open market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered shares of common stock may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer or underwriter and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. See “Plan of Distribution.”

The Selling Shareholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares of common stock to be made directly or through agents. To the extent that a Selling Shareholder is a broker or dealer, it may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any commissions received by it and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act. As of the date of this prospectus, based on the representations received by the Company from the Selling Shareholders, none of the Selling Shareholders are brokers or dealers or affiliated with a broker or dealer.

The following table sets forth information regarding the resale of shares of common stock pursuant to this prospectus, including the number of shares beneficially owned by each Selling Shareholder, the number of shares that may be sold in this offering and the number of shares each Selling Shareholder will own after the offering, assuming it sells all of the shares of common stock offered. Because each Selling Shareholder may dispose of all, none or some portion of the shares, no estimate can be given as to the number of shares that will be beneficially owned by a Selling Shareholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering, none of the shares covered by this prospectus will be beneficially owned by the Selling Shareholders and have further assumed that the Selling Shareholders will not acquire beneficial ownership of any additional shares during the offering. The information appearing in the table below is based on information provided by or on behalf of the Selling Shareholders. We will not receive any proceeds from the resale of the shares by the Selling Shareholders. We may supplement or amend this prospectus to include additional selling shareholders upon provision of required information to us and subject to the terms of the Registration Rights Agreements.

Name	Number of shares of Common Stock Beneficially Owned Prior to this Offering (1)	Beneficial Ownership Before this Offering (%)(1)	Number of shares of Common Stock Offered Hereby	Number of shares of Common Stock after Offering	Beneficial Ownership after this Offering (%)(1)
Angel Oak Financial Strategies Income Term Trust (2)	166,667	*	166,667	0		*
Athene Annuity and Life Company (3)	1,166,667	6.69%	1,166,667	0		*
Jackson National Life Insurance Company (4)	1,333,333	7.64%	1,333,333	0		*
Thompson Investment Management, Inc. c/o Thompson Bond Fund (5)	833,333	4.78%	833,333	0		*

TOTAL	3,500,000		3,500,000

*	Less than 1%
(1)

This information is based on our review Schedules 13D and 13G filed with the SEC by the Selling Shareholders, if any. While the Company believes the information is accurate as of July 16, 2021, changes in beneficial ownership may have occurred that were not reported to the Company and therefore some of the information may not be accurate as of the date hereof. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Shareholders named in the table above have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentages are based on 17,442,845 shares of common stock outstanding on July 12, 2021, including shares subject to vesting.

(2)	Beneficial ownership includes 166,667 shares of common stock issuable upon conversion of the Convertible Notes.
(3)	Beneficial ownership includes 1,166,667 shares of common stock issuable upon conversion of the Convertible Notes.
(4)	Beneficial ownership includes 1,333,333 shares of common stock issuable upon conversion of the Convertible Notes.
(5)	Beneficial ownership includes 833,333 shares of common stock issuable upon conversion of the Convertible Notes.

Transactions with the Selling Shareholders

On April 20, 2021, we closed an offering of $21.0 million in aggregate principal amount of Convertible Notes with the Selling Shareholders pursuant to the 2021 Indenture. The Convertible Notes mature on April 19, 2026 and bear interest at a fixed rate of 5.0% per year, payable in cash on April 15 and October 15 of each year.

The Convertible Notes are convertible into shares of our common stock at an initial conversion rate of 166.6667 shares per $1,000 principal amount of Convertible Notes, which is equivalent to an initial conversion price of $6.00 per share of common stock, an approximately 33% premium to the closing price of the common stock on April 19, 2021. The conversion rate is subject to adjustment upon the occurrence of certain pro rata capital events, such as stock splits or dividends. The Convertible Notes are convertible at the option of the holder at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the Convertible Notes.

The Convertible Notes are not redeemable at our option. If a change in control of the Company, as defined in the 2021 Indenture, occurs, the Selling Shareholders will have the right to require us to purchase all or a portion of their Convertible Notes at a price in cash equal to 101% of the principal amount thereof, plus any accrued but unpaid interest to, but excluding, the date of purchase.

The Convertible Notes are senior unsecured obligations of the Company and rank equally with our other future senior unsecured indebtedness. The 2021 Indenture includes customary covenants and events of default. Among other things, the covenants restrict the ability of the Company and its subsidiaries to incur additional indebtedness or make restricted payments, including dividends, require the Company to maintain certain levels of reinsurance coverage while the Convertible Notes remain outstanding, and maintain certain financial covenants. These covenants are subject to important exceptions and qualifications set forth in the 2021 Indenture. Principal and interest on the Convertible Notes are subject to acceleration in the event of certain events of default, including automatic acceleration upon certain bankruptcy-related events.

Pursuant to the Registration Rights Agreements we entered into with each of the Selling Shareholders, we have agreed to take steps, within certain time periods specified in the Registration Rights Agreements, to file a registration statement with the Securities and Exchange Commission relating to the resale of the shares of the our common stock to be issued upon the conversion of the Convertible Notes.

PLAN OF DISTRIBUTION

We are registering the shares of common stock that the Selling Shareholders have acquired, or will acquire from us from time to time upon conversion of the Convertible Notes (see “Selling Shareholders— Transactions with the Selling Shareholders” above) in accordance with the Registration Rights Agreements entered into with the Selling Shareholders at the closing of the transaction, which permit the resale of these shares by the Selling Shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the shares. We will bear all fees and expenses incident to our performance of or compliance with our obligations to register the shares (excluding any underwriting discounts and selling commissions, stock transfer taxes and excluded fees of the Selling Shareholders’ counsel) whether or not any shares are sold by the Selling Shareholders.

The Selling Shareholders may sell all or a portion of the shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares may be sold on any national securities exchange on which the common stock is listed at the time of sale, or in transactions otherwise than on an exchange, and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling the shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with a Selling Shareholder to sell a specified number of shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Shareholders also may resell all or a portion of the shares in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that the transactions meet the criteria and conform to the requirements of those provisions. The shares covered by this prospectus may also be sold to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act rather than under this prospectus, provided that the transactions meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. If a Selling Shareholder effects such transactions by selling shares to or through underwriters, broker-dealers, or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions or commissions from a Selling Shareholder or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but may not be in excess of a customary brokerage commissions as provided in applicable rules and regulations.

The Selling Shareholders have been advised that they may not use shares registered on the registration statement of which this prospectus forms a part to cover short sales of our shares made prior to the date the registration statement has been declared effective by the SEC.

The Selling Shareholders and any broker-dealer or agents participating in the distribution of the shares covered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To the extent that a Selling Shareholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, such Selling Shareholder will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12, and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each Selling Shareholder has informed the Company that it is not a registered broker-dealer and that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares. Upon the Company being notified in writing by any Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares covered by this prospectus through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

The Selling Shareholders and any other person participating in the distribution of shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We have agreed to pay all fees and expenses incident to our performance of or compliance with our obligations under the Registration Rights Agreements (excluding any underwriting discounts and selling commissions, stock transfer taxes and excluded fees of a Selling Shareholder’s counsel) whether or not any shares are sold pursuant to the registration statement of which this prospectus forms a part, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of our legal counsel, and fees and expenses of all other persons we retain in connection with the consummation of the transactions contemplated by the Registration Rights Agreements, including our independent registered public accountants.

Pursuant to the Registration Rights Agreements, we have agreed to indemnify the Selling Shareholders, subject to certain exceptions, to the fullest extent permitted by applicable law, from and against certain losses, including losses arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement registering the shares of common stock of the Selling Shareholders, or any omission or alleged omission of a material fact required to be stated in any prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, as well expenses reasonably incurred in investigating, preparing or defending against any related litigation. The Selling Shareholders have agreed, pursuant to the Registration Rights Agreements, to indemnify us, to the fullest extent permitted by applicable law, from and against certain losses, including losses arising solely out of or based solely upon certain untrue statements or omissions of a material fact contained in any registration statement, any prospectus, or in any amendment or supplement thereto, but only to the extent that such untrue statements or omissions are based solely upon information regarding such Selling Shareholder furnished in writing to us by or on behalf of such Selling Shareholder expressly for use therein.

In the event a claim for indemnification under one of the Registration Rights Agreements is unavailable or insufficient to hold the party making the claim harmless for any losses, the indemnifying party is obligated to contribute to the amount paid or payable by the party making the claim as a result of such losses, in such proportion as is appropriate to reflect the relative fault of us and such Selling Shareholder in connection with the actions, statements or omissions that resulted in such losses as well as any other relevant equitable considerations.

LEGAL MATTERS

Nelson Mullins Riley & Scarborough LLP, a limited liability partnership and the Company’s legal counsel, will issue an opinion about certain legal matters with respect to the shares of common stock.

EXPERTS

Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that we did not maintain effective internal control over financial reporting as of December 31, 2020, based on Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred by us in connection with the issuance and distribution of the securities being registered hereby. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$1,252.47
Legal fees and expenses	$12,250.00
Accounting fees and expenses	$15,000.00
Printing, filing and miscellaneous expenses	$5,000.00

Total	$33,502.47

Item 15.	Indemnification of Directors and Officers.

The Registrant has authority under Section 607.0851 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant’s Second Restated Articles of Incorporation and Second Amended and Restated Bylaws provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law. The Registrant is also a party to indemnification agreements with each of its directors and executive officers.

Item 16.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference			Filed Herewith
		Form	Exhibit	Filing Date

4.1	Specimen of Common Stock Certificate	SB-2 File No. 333-63623	4.1	October 28, 1998

4.2	Indenture dated April 19, 2021 between FedNat Holding Company and The Bank of New York Mellon, as Trustee, Paying Agent, and Registrar	8-K	4.2	April 21, 2021

4.3	Form of Convertible Senior Unsecured Note due 2026	8-K	4.3	April 21, 2021

4.4	Form of Registration Rights Agreement dated April 19, 2021 between FedNat Holding Company and the Note Purchasers	8-K	10.1	April 21, 2021

5.1	Legal Opinion of Nelson Mullins Riley & Scarborough LLP				X

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm				X

23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)				X

24.1	Power of Attorney of Officers and Directors of the Registrant (set forth on the signature pages to this filing)				X

Item 17.	Undertakings.

(a)    Rule 415 offering. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

(A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for acceleration of effective date or filing of registration statement becoming effective upon filing. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida, on July 16, 2021.

FEDNAT HOLDING COMPANY

By:	/s/ Michael H. Braun
Michael H. Braun,
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael H. Braun and Ronald A. Jordan, or any one of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES	TITLE	DATE

/s/ Michael H. Braun	Chief Executive Officer, President and Director	July 16, 2021
Michael H. Braun	(Principal Executive Officer)

/s/ Ronald A. Jordan	Chief Financial Officer	July 16, 2021
Ronald A. Jordan	(Principal Financial Officer)

/s/ Erick A. Fernandez	Chief Accounting Officer	July 16, 2021
Erick A. Fernandez	(Principal Accounting Officer)

/s/ Bruce F. Simberg	Chairman of the Board and Director	July 16, 2021
Bruce F. Simberg

/s/ Jenifer G. Kimbrough	Director	July 16, 2021
Jenifer G. Kimbrough

/s/ David W. Michelson	Director	July 16, 2021
David W. Michelson

/s/ David K. Patterson	Director	July 16, 2021
David K. Patterson

/s/ Thomas A. Rogers	Director	July 16, 2021
Thomas A. Rogers

/s/ Roberta N. Young	Director	July 16, 2021
Roberta N. Young